PARTICIPATION AGREEMENT


THIS PARTICIPATION AGREEMENT ("Agreement") is made and entered into as of March 31, 2000, by and among Adair Yemen Exploration Limited, a company organized and existing under the laws of the Bahamas ("Adair"), Saba Yemen Oil Company
Limited, a limited liability company organized and existing under the laws of the British Virgin Islands ("Saba"), and Occidental Yemen Sabatain, Inc., a company organized and existing under the laws of Nevis ("Occidental"). (Adair, Saba, and Occidental are hereinafter collectively referred to as the "Parties").

                             W I T N E S S E T H:

WHEREAS, concurrently herewith the Parties, The Yemen Company for Investment in Oil and Minerals, a subsidiary of Yemen Oil and Gas Company ("YICOM"), and the Ministry of Oil and Mineral Resources (the "MOMR") of the Republic of Yemen, are entering into a Production Sharing Contract for the Exploration, Development and Production of Petroleum (as the same may be amended or modified from time to time, the "PSA"), covering Block 20 in Sabatain Area, Marib-Shabwa Governorates in Yemen; and

WHEREAS, concurrently herewith the Parties and YICOM are entering into a Joint Operating Agreement (as the same may be amended from time to time, the "YICOM JOA"); and

WHEREAS, concurrently herewith, the Parties are entering into a Joint Management Agreement (as the same may be amended from time to time, the "JMA"); and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth certain additional agreements among them in respect of the PSA, the YICOM JOA and the JMA.

NOW, THEREFORE, in consideration of the covenants and premises set forth below, it is hereby mutually agreed as follows:

ARTICLE  1-  DEFINITIONS
------------------------

1.1 "Effective Date" means the date of issuance of the law ratifying the PSA as provided in Article 33 of the PSA.

1.2 "Management Committee" means at any time the committee established pursuant to Article 5.1 of the JMA.

1.3 "Operations" means any operations conducted by Operator under the JMA, whether as Joint Operations or Sole Risk Operations, as defined in the JMA.

1.4 "Participating Interest" means the undivided percentage interest of each Party in the rights and obligations, privileges, and liabilities in And under the JMA, as set forth in Article 3.1(a) of the JMA.


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1.5     "Third Party" or "Third Parties" shall mean any individual or entity, or any  individuals  or  entities,  other  than  any  of  the  Parties.

All other terms used in this Agreement that are defined in the English version of the PSA shall have the same meaning as expressed in the English version of the PSA, unless otherwise defined herein.

ARTICLE  2-  PAYMENT  TO  ADAIR
-------------------------------

Within ten (10) days of the Effective Date, Occidental shall pay to Adair the amount of Seven Hundred and Fifty Thousand United States Dollars (U.S. $750,000).

ARTICLE  3-  OCCIDENTAL  FUNDING  OBLIGATIONS
----------------------------------------------

Subject to Management Committee approval of the Work Programs and Budgets in respect of the First Exploration Period, Occidental shall pay for its sole account one hundred percent (100%) of the costs to acquire and process up to two hundred (200) square kilometers of 3D seismic; provided, 'however, that Occidental shall not be obliged to expend more than Four Million United States Dollars (U.S. $4,000,000) (the "Cap") for such purpose. If the costs in respect of such 3D seismic exceed the Cap, the Parties shall pay any and all of such excess in proportion to their respective Participating Interests. Occidental shall have the first right to all Cost Oil in respect of the full amount expended by it on such 3D seismic up to the Cap, and, subject to Article 4 of this Agreement, the concurrent right to all Cost Oil in respect of the full amount expended by it in excess of the Cap in proportion to its Participating Interest. For clarity, except as provided in this Article 3, the liability of the Parties under the PSA, the YICOM JOA and the JMA in respect of Petroleum Operations shall be several and not joint; and each Party shall be responsible only for a share of the obligations, costs and expenses of Operations proportionate to its respective Participating Interest.

ARTICLE  4-  COST  OIL  ASSIGNMENT
----------------------------------

Adair hereby assigns, transfers, and conveys to Occidental all of its right, title, and interest to receive the first One Million United States Dollars (U.S. $1,000,000) of Cost Oil to which Adair is entitled under the JMA due to costs and expenditures actually incurred and made by Adair thereunder.

ARTICLE  5-  LETTERS  OF  CREDIT
--------------------------------

5.1        Support  for  the  Signature  Bonus

           5.1.1 Within two(2)weeks after the signing of the PSA, Adair shall provide or cause to be provided to the MOMR an irrevocable letter of credit in the amount of Four Hundred Thousand Dollars (U.S.$400,000) and in accordance with the requirements of Article 9.2.1 of the PSA.


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          5.1.2     Within ten (10) days of signing  the PSA,  Occidental  shall either (a) transfer Two Hundred Thousand Dollars (U.S. $200,000) to an account of Adair designated in writing by Adair not less than three (3) days prior to the date such transfer is required to be made or (b) provide to Adair or its designee an irrevocable letter of credit in such amount.

          5.1.3 Within ten (10) days of the signing of the PSA, Saba shall either (a) transfer Eighty Thousand Dollars (U.S. $80,000) to an account of Adair designated in writing by Adair not less than three (3) days prior to the date such transfer is required to be made or (b) provide to Adair or its designee an irrevocable letter of credit in such amount.

          5.1.4     Any amounts  transferred by Occidental or Saba under Section
                    5.1.2 or 5.1.3 shall be deposited and shall remain on deposit in an account of Adair and shall remain the respective property of Occidental or Saba or both, as the case may be, unless and until the PSA shall have been ratified by the Parliament, as provided in Article 9.2.1 of the PSA ("Ratification"). Until Ratification, Adair shall hold such funds in trust and escrow for Occidental or Saba, as the case may be, it being agreed that if Ratification does not occur on or before May 30, 2001, Adair shall return and transfer back to Occidental or Saba or both of them any amounts originally transferred, together with any amounts of interest actually earned on such funds. Upon Ratification, any funds transferred to Adair by Occidental and Saba under this Section 5.1, shall be and become the property of Adair, provided that the expenditure of such funds shall be considered to be a charge to the Joint Account under the JMA.

          5.1.5     Any letters of credit  provided by  Occidental or Saba under
                    Section 5.1.2 or 5.1.3 shall be payable upon Ratification, provided that the respective amount paid thereunder shall be considered to be a charge to the Joint Account under the JMA.

5.2       Support  for  the  Minimum  Work  Obligation

          5.2.1 Within thirty (30) Working Days of the Effective Date of the PSA, Occidental shall provide or cause to be provided to the MOMIR an irrevocable letter of credit in the amount of Eight Million Three Hundred Thousand Dollars (U.S. $8,300,000) and in accordance with the requirements of Article 2.1.4 and Annex D of the PSA.

          5.2.2 Within thirty (30) Working Days of the Effective Date of the PSA, Adair shall provide or cause to be provided to Occidental an irrevocable letter of credit payable to Occidental in the amount of One Million Two Hundred Ninety Thousand Dollars (U.S. $1,290,000) and in accordance with the same requirements of Article 2.1.4 and Annex D of the PSA applicable to a the letter of credit to be provided by Occidental pursuant to Section 5.2 of this Agreement.


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          5.2.3     Within thirty (30) Working Days of the Effective Date of the
                    PSA,   Saba  shall  provide  or  cause  to  be  provided  to
                    Occidental an irrevocable letter of credit payable to Occidental in the amount of Eight Hundred Sixty Thousand Dollars (U.S. $860,000) and in accordance with the same requirements of Article 2.1.4 and Annex D of the PSA applicable to the letter of credit to be provided by Occidental pursuant to Section 5.2 of this Agreement.

          5.2.4 If a letter of credit is required under Article 2.1.4 of the PSA and by the MOMIR for the Second Exploration Period, Occidental will provide such second letter of credit or similar credit support under the PSA, and Adair and Saba each will also provide a second letter of credit to Occidental in an amount determined by multiplying such Party's Percentage Interest by the amount of such second letter of credit provided by Occidental.

5.3 The reasonable and customary bank fees and charges paid by the Parties for any letters of credit delivered pursuant to this Section 5 shall be charged to the Joint Account under the JMA.

5.4       If any Party  fails to provide  any letter of credit  required by this
          Section 5 within the specified time, such Party shall be considered to be in default under Article IX of the JMA to the same extent as if such failure was a failure to make a payment under the JMA, such Party shall be considered a Defaulting Party under Article IX of the JMA, and the non-Defaulting Parties shall be entitled to all of the rights and remedies of a non-Defaulting Party under such Article IX unless and until such Defaulting Party shall cure such default.

ARTICLE  6-  MISCELLANEOUS
--------------------------

6.1 The Parties agree to keep the terms of this Agreement strictly confidential and shall not disclose such information to any Third Party, other than an Affiliated Company, or its attorneys, without the prior consent of the other Parties, which shall not be unreasonably withheld. Nothing in this Article 6 shall prevent a Party from disclosing the contents of this Agreement to:

          6.1.1 Any contractor, consultant, financial or banking institution in connection with this Agreement, provided such Third Party executes an agreement to keep this Agreement confidential;

          6.1.2     An  Affiliated  Company,  provided such  Affiliated  Company
                    shall  be   committed   to   treat   such   information   as
                    confidential;


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          6.1.3     The extent  that any Party is legally  required  to disclose any information contained in this Agreement in an annual or periodic report to shareholders or governmental bodies;

          6.1.4 The extent required to make an announcement or statement to comply with a legal obligation in Yemen or elsewhere, or with the applicable requirements of a government agency or other regulatory body, or an established stock exchange on which such Party or an Affiliated Company has its shares or securities listed or proposed to be listed.

6.2 This Agreement shall be governed by and construed and enforced in accordance with the laws of England, except for any choice of law rules which would cause the laws of another jurisdiction to apply. Any and all disputes, controversies, claims or differences between the Parties in connection with this Agreement, or relating to this Agreement, or the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination of this Agreement which cannot be resolved amicably by the Parties through prompt good faith negotiations, shall be exclusively submitted to and finally resolved through an arbitration proceeding in accordance with Article 15 of the JMA.

6.3 Notices given under this Agreement shall be given or confirmed in writing, in the English language, and may be sent by international overnight courier mail, by telefax, or delivered by hand, in each case with a copy sent and addressed as follows:

          If  to  Occidental:
          -------------------
          Occidental  Oil  and  Gas  Corporation
          5  Greenway  Plaza,  Suite  2400
          Houston
          TX  77227-775  7

          Attention:  John  Winterman
                      Vice President Worldwide Exploration

          Telephone:  (713) 215  7184
          Facsimile:  (918) 641  7045

          With  copy  to:

          Occidental International Exploration and Production Company 10889 Wilshire Boulevard
          Seventh  Floor
          Los  Angeles,  CA  90024
          U.S.A.

          Attention:  Nathan  E.  Fagre
                      Senior  Vice  President  and  General  Counsel

          Telephone:  310-443-6831
          Facsimile:  310-443-6192

          If  to  Adair:
          --------------

          Adair  Yemen  Exploration  Limited
          do  Adair  International  Oil  &  Gas,  Inc.
          3000  Richmond  Avenue,  Suite  100
          Houston,  Texas  77098
          U.S.A.

          Attention:  John  W.  Adair
                      Chairman  of  the  Board  and  Chief  Executive  Officer

          Telephone:  (713) 621-8241
          Facsimile:  (713) 621-8240

          If  to  Saba:
          -------------

          Saba  Yemen  Oil  Company  Limited
          P.O.  Box  16921
          Sana'a,  Republic  of  Yemen

          Attention:  Kamal  Salem  Mi  Abdo
                      Vice  Chairman

          Telephone:  967  1  401  447
          Facsimile:  967  1  200  989

          or to such other address or telefax number as may from time to time be noticed in writing by any of the Parties to the other. Any notice delivered by hand or sent by international overnight courier mail shall be deemed to have been served at the time of receipt, and any notice sent by telefax shall be deemed to have been served on the date on which it is transmitted.

6.4 The Parties each represent and warrant to the other that, except as disclosed in writing to the other Parties prior to the date hereof,no Party has engaged or dealt with any broker, finder or similar intermediary in connection with the execution, or negotiations leading to the execution, of this Agreement, the PSA, the YICOM JOA or the JMA. Any fees, payments, obligations or claims arising with respect to any such broker, finder or similar intermediary, whether arising in the past, present or future, shall be for the sole account and expense of the Party whose actions or course of conduct gave rise to such liability.

6.5 All costs and expenses incurred by a Party prior to execution of this Agreement, the PSA, the YICOM JOA and the JMA shall be for the sole account of such Party. No Party shall be under any obligation to reimburse another Party for any costs and expenses not specifically agreed to in writing in advance by all Parties.

6.6 It is understood that upon execution of this Agreement no provisions of this Agreement shall be modified, altered, or waived, except by prior written consent of the Parties. This Agreement shall be binding upon the successors and assigns of the Parties hereto.

6.7 This Agreement, the PSA, the YICOM JOA and the JMA, together constitute the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior negotiations and agreements pertaining to the subject matter hereof, whether oral or written, of the Parties.

6.8 As between the Parties, in the case of a conflict, express or implied, between the provisions of this Agreement, and those of the JMA or the YICOM JOA, this Agreement shall control.

6.9 Each Party may sign identical counterparts of this Agreement with the same effect as if the Parties signed the same document. A copy of this Agreement signed by a Party and delivered by facsimile transmission to the other Party shall have the same effect as the delivery of an original of this Agreement containing the original signature of such Party.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have executed this Agreement in duplicate.

ADAIR YEMEN  EXPLORATION  LIMITED

By:
       ------------------------------

Title:  President
       ------------------------------

Date:   31 March 2000
       ------------------------------


SABA  YEMEN  OIL  COMPANY  LIMITED

By:
       ------------------------------

Title:  Chairman
       ------------------------------

Date:   31 March 2000
       ------------------------------

OCCIDENTAL  YEMEN  SABATAIN,  INC.

By:
       ------------------------------

Title:  Attorney in Fact
       ------------------------------

Date:   31 March 2000
       ------------------------------


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